SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 15, 2005

RIGGS NATIONAL CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	0-9756	52-1217953
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1503 Pennsylvania Avenue, N.W., Washington, D.C., 20005
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(202) 835-4309

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On March 15, 2005, the Board of Directors of Riggs National Corporation (the “Corporation”) adopted amendments to the Corporation’s By-Laws to provide for a non-executive chairman of the Board of Directors of the Corporation and to separate the positions of chairman and chief executive officer.

     A copy of the Corporation’s By-Laws, as so amended, is attached as Exhibit 3.1 to this Form 8-K.

Item 9.01.      Exhibits.

3.1       By-Laws of Riggs National Corporation, as amended on March 15, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGGS NATIONAL CORPORATION

By: /s/ Steven T. Tamburo
Name: Steven T. Tamburo
Title: Chief Financial Officer

Date: March 21, 2005